Exhibit 99.1

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy

Click on Proxy Voter Login and log on using the below control number. Voting will be open until 11:59 p.m., Eastern Time, on [ ], 2026.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

ATTEND THE MEETING

If you would like to vote in person, please attend the Annual General Meeting to be held on [ ], 2026 at 9:00 a.m., Eastern Time ([ ], 2026, at 9:00 p.m., local time), physically at Unit 03-04, 25/F, Cosco Tower, 183 Queen's Road Central, Sheung Wan, Hong Kong or to attend virtually please register via the following URL:

https://meeting.vstocktransfer.com/ETOILES[MONTH]26

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual General Meeting of Shareholders - Etoiles Capital Group Co., Ltd.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL LISTED PROPOSALS.

	FOR	AGAINST	ABSTAIN
Proposal 1: Domestication Proposal To consider and vote upon a proposal to approve by special resolution the change of Etoiles Capital's jurisdiction of incorporation from the Cayman Islands to the State of Nevada by way of continuation out of the Cayman Islands and deregistration as an exempted company in the Cayman Islands, and by continuation and domestication as a corporation incorporated under the laws of the State of Nevada (the "domestication");	☐	☐	☐
Proposal 2: New Charter Proposal To consider and vote upon a proposal to approve by special resolution the proposed new certificate of incorporation and an addendum to the proposed new certificate of incorporation of the post-domestication company (the "Proposed Charter"), a copy of which is attached as Annex B1 and Annex B2, respectively, to become effective at the effective time of the domestication and to govern post-domestication company, in substitution for the Company's second amended and restated memorandum and articles of association (the "Existing Organizational Documents");	☐	☐	☐
Proposal 3: Election of Directors To elect the following four director nominees named in this proxy statement/prospectus to serve as directors for three-year terms expiring at the annual general meeting in 2029 and until their successors are duly elected and qualified: Kit Shing, CHEUNG, Wesley CHU, Yeung Tak, CHEN and Nancy YANG;	☐	☐	☐
Proposal 4: Appointment of Independent Registered Public Accounting Firm Proposal To ratify by ordinary resolution the appointment of SRCO, C.P.A., Professional Corporation as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and	☐	☐	☐
Proposal 5: Adjournment Proposal To approve by ordinary resolution the adjournment of the annual general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual general meeting, the domestication proposal and the new charter proposal would not be duly approved and adopted by our shareholders.	☐	☐	☐

Note: To transact such other business that is properly presented at the annual general meeting and any adjournments or postponements thereof.

Date ____________________ **Signature** ______________________________ **Signature, if held jointly** ______________________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

*** SPECIMEN ***

AC:ACCT9999

ETOILES CAPITAL GROUP CO., LTD. Annual General Meeting of Shareholders [ ], 2026 at 9:00 a.m., Eastern Time ([ ], 2026, at 9:00 p.m., local time) IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS The material for this meeting is available online at: https://ts.vstocktransfer.com/irhlogin/I-ETOILES To Register for the Virtual Meeting, Please Visit: https://meeting.vstocktransfer.com/ETOILES[MONTH]26 DETACH PROXY CARD HERE TO VOTE BY MAIL THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS undersigned hereby appoints Kit Shing, CHEUNG as proxy with full power of substitution, to represent and to vote as set forth herein all the The A Ordinary Shares of Etoiles Capital Group Co., Ltd. which the undersigned is entitled to vote at the Annual General Meeting of Class Shareholders and any adjournments or postponements thereof, as designated below. This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted "FOR" all listed Proposals. Delivery of Future Proxy Materials. If you would like to reduce the costs incurred by Etoiles Capital Group Co., Ltd in mailing materials, you can consent to receiving all Electronic proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please provide your email address below and check future here to indicate you consent to receive or access proxy materials electronically in future years. Email Address: ________________________________________________________________ PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE (Continued and To be Signed on Reverse Side)